Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

Jon Clark

Executive Vice President, Chief Financial Officer

(860) 286-2419

jclark@indusrt.com

INDUS ANNOUNCES 2022 THIRD QUARTER
LEASING, PIPELINE AND CORPORATE UPDATES

NEW YORK, NEW YORK (October 11, 2022) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”), a U.S. based industrial/logistics REIT, announced the following leasing, acquisition, development and business updates for the three months ended September 30, 20221:

Highlights

●	Executed 5 leases totaling approximately 418,000 square feet across the Company’s portfolio.
●	Completed and placed into service two development projects in the Hartford, Connecticut and Orlando, Florida markets totaling approximately 430,000 square feet.
●	Completed the acquisition, for a purchase price of $6.5 million, of an approximately 7.6 acre parcel of land in Allentown, Pennsylvania which can support the construction of an approximately 91,000 square foot building.
●	As of September 30, 2022, the stabilized[2] portfolio was 100.0% leased and total in-service portfolio was 97.6% leased.
●	Repaid a $26.3 million construction loan with cash on hand.
●	Subsequent to quarter end, an approximately 63,000 square foot lease was signed at the two-building forward acquisition in the Nashville, Tennessee market, bringing the project to 77.2% pre-leased.

Leasing Activity

During the 2022 third quarter, INDUS executed 5 leases totaling approximately 418,000 across its portfolio:

●	217,000 square foot full building lease in the Charlotte, North Carolina market with an investment grade rated national retailer. This lease commenced at the end of the 2022 third quarter and fills the vacancy created when the original short-term tenant vacated the building at the end of July 2022.
●	143,000 square feet of renewals across two leases in the Hartford, Connecticut market. The larger of the renewals is for a 12 month term which will commence upon the lease’s expiration at the end of the 2023 first quarter. The other renewal is for a 36 month term which will commence upon the lease’s expiration at the beginning of the 2023 second quarter.
●	34,500 square foot first generation lease at the recently delivered 102,250 square foot development in the Lehigh Valley, Pennsylvania market which brought this building to 100% leased. The building was completed in the 2022 second quarter and this lease commenced during the 2022 third quarter.
●	24,000 square foot first generation lease at the approximately 196,000 square foot, two-building development project in the Orlando, Florida market (“Landstar Logistics”). With this lease, which is expected to commence during the 2023 second quarter, the project is now 24.7% leased.

Additionally, subsequent to the end of the 2022 third quarter, a 63,000 square foot first generation lease was signed at the two-building Nashville, Tennessee forward acquisition in the Company’s pipeline. With this lease, the to-be-acquired Nashville portfolio is now 77.2% pre-leased (see below section on “Acquisition Pipeline”).

As of September 30, 2022, INDUS’ 42 buildings aggregated approximately 6.1 million square feet. INDUS’ portfolio percentage leased and percentage leased of stabilized properties were as follows:

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2022	2022	2022	2021
Percentage Leased	97.6%	99.4%	100.0%	98.4%
Percentage Leased - Stabilized Properties	100.0%	100.0%	100.0%	100.0%

As of September 30, 2022, INDUS’ only vacancy reflects approximately 147,000 square feet in the recently delivered Landstar Logistics development project.

Acquisition Pipeline

The following is a summary of INDUS’ pipeline of acquisitions under contract as of September 30, 20223:

				Purchase
		Building		Price	Expected
Market	Building Count	Size (SF)	Type	($ in millions)	Closing
Nashville	2	184,000	Forward (77.2% pre-leased)[3]	$31.5	Q4 2022
Charleston	1	263,000	Forward	$28.0	Q1 2023
Greenville/Spartanburg	1	280,000	Forward	$28.5	Q2 2023
Charlotte	1	231,000	Forward	$21.2	Q3 2023
Total Acquisition Pipeline	5	958,000		$109.2

The acquisitions in INDUS’ pipeline are each subject to certain remaining contingencies. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.

Development Pipeline

During the 2022 third quarter, INDUS completed and placed into service its approximately 234,000 square foot building in the Hartford, Connecticut market (“110 Tradeport”). 110 Tradeport was 100% pre-leased to a tenant within INDUS’ portfolio that relocated and expanded into the space.

Also during the 2022 third quarter, INDUS completed and placed into service its approximately 196,000 square foot, two-building development project in the Orlando, Florida market. Landstar Logistics is 24.7% leased to two tenants (see above section on “Leasing Activity”).

The following is a summary of INDUS’ development pipeline as of September 30, 2022:

				Estimated
		Building		Total Budget	Expected
Project	Market	Size (SF)	Type	($ in millions)	Delivery
American Parkway (one building)	Lehigh Valley	206,000	Speculative	$28.3	Q2 2023

Additionally, the following is a summary of INDUS’ land for future expected development that is owned or under contract as of September 30, 2022:

				Purchase	Expected
		Building		Price of Land	Land
Project	Market	Size (SF)	Acreage	($ in millions)	Closing
Windsor Land (one building)	Lehigh Valley	91,000	8	$6.5	Completed
Lehigh Valley Land (one building)	Lehigh Valley	90,000	1	$2.3	Q1 2023
Charlotte Land (four buildings)	Charlotte	597,000	231	$4.8	Q4 2023

Closing on the purchase of the land parcels under contract and the commencement, completion and/or stabilization of the projects in the development pipeline and on the land for expected future development are each subject to a number of contingencies. There can be no guarantee that these transactions and developments will be completed under their current terms, anticipated timelines, at the Company’s estimated underwritten yields, or at all.

Corporate Updates

During the 2022 third quarter, INDUS repaid its $26.3 million construction loan using cash on hand. As a result of the paydown, INDUS has no floating rate debt outstanding and no debt maturities prior to 2027. Additionally, the property located at 9817 Old Statesville Road in Charlotte, North Carolina, which was previously encumbered by the loan, has become an unencumbered asset of the Company.

Also during the 2022 third quarter, INDUS announced that its Board of Directors declared a cash dividend of $0.16 per share of common stock, which will be payable on October 14, 2022 to stockholders of record on September 30, 2022.

INDUS’ existing portfolio in Florida and the Carolinas did not sustain any material damage from Hurricane Ian.

2022 Third Quarter Earnings Call

INDUS will release its financial results for the 2022 third quarter after the market closes on Monday, November 7, 2022. The Company will hold a conference call on Tuesday, November 8, 2022, at 10:00 am Eastern Time to discuss its results and provide a business update, followed by a live question and answer session. The Company’s press release and supplemental materials containing additional financial and operating information will be available on INDUS’ website under the Investors section in advance of the call.

INDUS encourages participants to pre-register for the conference call using the following link: https://dpregister.com/sreg/10171578/f4974caaa6

A listen-only webcast of the call will also be made available at the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Yo0KCmuT

Those without internet access or those unable to pre-register may dial in at 10:00 am Eastern Time on Tuesday, November 8, 2022, by calling:

PARTICIPANT DIAL IN (TOLL FREE): 1-833-630-0580

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-1813

An archived recording of the webcast will be available for three months under the Investors section of INDUS’ website at www.indusrt.com.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 42 buildings totaling approximately 6.1 million square feet in Connecticut, Pennsylvania, North Carolina, South Carolina and Florida.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’ beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the completion of acquisitions under agreements, pre-leasing agreements, construction and development plans and timelines, and the expected total development and stabilization costs of developments in INDUS’ pipeline. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS, and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’ Securities and Exchange Commission (“SEC”) filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022, as updated by other filings with the SEC. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

1Portfolio information and statistics are comprised solely of the Company’s industrial/logistics buildings and does not reflect any properties classified in discontinued operations.

2Stabilized properties reflect buildings that have reached 90% leased or have been in service for at least one year since development completion or acquisition date, whichever is earlier.

3As of September 30, 2022, the Nashville Portfolio was 42.9% pre-leased. Subsequent to the end of the 2022 third quarter, an additional lease totaling approximately 63,000 square feet was signed, bringing the portfolio to 77.2% pre-leased.